Exhibit 99.1

Contact:
Christopher J. Zyda
Senior Vice President &
Chief Financial Officer
Phone: (415) 217-4500
Email: ir@luminentcapital.com

LUMINENT MORTGAGE CAPITAL, INC. SECOND QUARTER EARNINGS:
ACCELERATING MOMENTUM

•	REIT taxable net income $0.29 per share, up 38% from the first quarter of 2006, and 21% year-over-year

• Second quarter dividend: $0.20, up 300% from the first quarter 2006

• Further dividend growth in 2006 expected

•	Continued growth in book value: $10.05 vs. $9.89 on March 31, 2006, and $9.76 on December 31, 2005

SAN FRANCISCO, CA, August 9, 2006 - Luminent Mortgage Capital, Inc. (NYSE: LUM) today reported net income for the quarter ended June 30, 2006 of $17.6 million, or $0.45 per share and REIT taxable net income for the quarter of $11.2 million, or $0.29 per share. REIT taxable net income per share increased 38% versus the first quarter of 2006 and 21% year-over-year. REIT taxable net income is the basis upon which Luminent determines its dividends. The difference between GAAP net income and REIT taxable net income is due to a variety of factors, as detailed in the additional financial information provided on pages seven and eight of this release.

Luminent declared a second quarter dividend of $0.20 per share which was paid on July 24, 2006 to stockholders of record on June 22, 2006. The second quarter dividend of $0.20 per share was more than fully covered by REIT taxable net income of $0.29 per share in the second quarter.

“Luminent’s business performed extremely well in the second quarter,” said Gail P. Seneca, Chairman of the Board and Chief Executive Officer. “We grew assets, earnings and book value. Once again, we more than fully earned our increased dividend. With each quarter, the evidence accumulates that Luminent is positioned to prosper. Luminent has structured high quality, recurring cash flows which will secure attractive and consistent dividends going forward. Our dividend should increase further this year.”

“Over the last year, we rapidly repositioned our business in order to broaden our opportunities for return and reestablish dividend growth,” continued Ms. Seneca.  “With Luminent’s strong capital position and our talented staff, we successfully deployed capital opportunistically and profitably through turbulent market conditions.  Our strategic initiatives have resulted in accelerating earnings and dividends.  We are confident that our sophisticated and agile investment team can identify profitable market opportunities which will further drive our earnings.”

Trez Moore, President and Chief Operating Officer, commented, “Luminent has now originated and securitized $3.6 billion high quality residential mortgages which are performing well, producing low double digit returns on equity. Our rigorous underwriting standards, the high quality of our borrowers and the valuation protection on our loans are generating good credit results. We will continue to add high quality assets to our efficiently structured balance sheet as we see opportunity for solid risk adjusted returns.”

“As a result of our risk management disciplines, our balance sheet is virtually insensitive to interest rate changes,” said Mr. Moore. “We neutralize sensitivity to interest rate changes through our investment choices and through our hedging activities. Including the effect of hedging, nearly 90% of our assets float monthly. Our matched-book funding strategy has successfully protected book value and has enabled us to grow our dividend this year.”

Other highlights include:

• Solid net interest spread: 108 basis points on a REIT taxable basis, net of servicing

• Return on equity: 17.9% on a GAAP basis and 11.4% on a REIT taxable basis

• Strong momentum in high credit quality residential mortgage credit strategy

• $1.7 billion prime quality loans originated and securitized in the second quarter
• $3.6 billion prime quality loans originated and securitized to date
• $2.5 billion securitization shelf launched July 20, 2006
• $1.0 billion single seller commercial paper program established August 2, 2006

• Mortgage asset growth: $5.5 billion, up 25% from first quarter and 8% year-over-year

• Minimal interest rate exposure

• “Matched-book” funding strategy

• Moderate leverage: 4.9x on a recourse basis

• CDO initiative to drive further asset and profitability growth

• Solid credit performance

• Zero loan credit losses
• Delinquencies below industry averages

• Stock repurchase program continues

• Nearly 2.6 million shares repurchased to date

The composition of Luminent’s mortgage asset portfolio is diverse and high quality. At June 30, 2006, 64% of Luminent’s mortgage assets were prime quality loans with an average FICO score of 710, a moderate-sized average loan balance of $394 thousand, and strong down payment protection, with an average loan to value ratio of 76%. The vast majority of these mortgage loans were on single-family, owner-occupied homes. 27% of Luminent’s mortgage assets were adjustable rate AAA-rated or agency guaranteed mortgage-backed securities, 85% of which have coupons which are currently resetting. 9% of Luminent’s mortgage assets were adjustable-rate mortgage-backed securities rated below AAA, with an average overall rating of A-.

At June 30, 2006, the weighted-average coupon rate of Luminent’s mortgage assets was 6.51%. For the second quarter of 2006, the weighted-average yield on average earning assets was 6.55% on a GAAP basis. Total financing liabilities, including repurchase agreements, warehouse financing liabilities, non-recourse mortgage-backed notes and junior subordinated notes, were $5.1 billion. Luminent’s weighted-average cost of liabilities for the second quarter of 2006 was 4.83% on a GAAP basis. Luminent’s net interest spread for the second quarter of 2006 was 1.72% on a GAAP basis, and 1.08% on a REIT taxable income basis, net of servicing expense. Luminent’s net interest spread benefited from monthly resets on its mortgage assets and highly effective liability hedging strategies.

Luminent is committed to high credit quality. Non-investment grade securities, including retained tranches of Luminent securitizations, totaled less than 4% of Luminent’s total assets at June 30, 2006. First loss exposure, calculated on the same basis, was approximately 60 basis points of total assets. Credit performance is solid. Luminent’s seriously delinquent loan rate of approximately 19 basis points of total loans held for investment as of June 30, 2006 is well below the industry average for prime quality loans. As of June 30, 2006, Luminent has realized no credit losses on its portfolio of loans held for investment.

Luminent originated and securitized three prime quality loan packages during the second quarter, totaling $1.7 billion. Capital market reception was excellent, with overall weighted-average funding costs of LIBOR plus 22 basis points. These securitizations were financed with non-recourse, match-funded debt.

The weighted-average price of Luminent’s prime quality loans at June 30, 2006 was 101.9% of par. The weighted-average amortized cost price of mortgage-backed securities, excluding residual interests, was 98.7% of par.

Luminent maintains a strong capital position. Cash and unencumbered assets exceeded $300 million at June 30, 2006. Luminent’s recourse leverage ratio, defined as total recourse financing liabilities as a ratio of total stockholders’ equity and 30-year debt, was 4.9x at June 30, 2006.

Luminent’s funding strategy exhibits diversification, low borrowing costs, and increasing use of non-recourse, match-funded loans. Repurchase agreement financing declined to just 45% of total liabilities at June 30, 2006.

Luminent launched a $2.5 billion securitization shelf on July 20, 2006. Future securitizations will be issued from this shelf, further optimizing our securitization returns. In addition, Luminent established a $1 billion single-seller commercial paper facility, Luminent Star Funding I, to fund its mortgage-backed securities portfolio, on August 2, 2006. This facility will further reduce Luminent’s reliance on repurchase agreement financing.

Luminent continued its stock repurchase program during the second quarter. As of today, Luminent has repurchased nearly 2.6 million shares of its common stock.

Luminent was formed in April 2003, completed its initial public offering in December 2003 and trades on the New York Stock Exchange under the ticker “LUM.” Luminent is organized and conducts its operations so as to qualify as a real estate investment trust for federal income tax purposes. Luminent’s principal activity is to invest in mortgage-backed securities and mortgage loans, thereby providing capital to the residential housing market. Luminent’s website can be found at www.luminentcapital.com.

Luminent will hold a second quarter 2006 earnings conference call on Wednesday, August 9, 2006 at 10:00 a.m. PDT. The dial-in number is 1-800-299-7089 and the passcode is 34051228. A replay of the call will be available through August 23, 2006. The replay number is 1-888-286-8010 and the passcode is 62105664. The call will be webcast and can be accessed at Luminent’s website at www.luminentcapital.com or through CCBN’s individual investor center at www.fulldisclosure.com. A webcast replay will be archived for one year on the Event Calendar page at .

The international dial-in number is 1-617-801-9714 and the passcode is 34051228. The international replay number is 1-617-801-6888 and the passcode is 62105664.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control and are based on the information currently available to Luminent’s management. Luminent faces many risks that could cause its actual performance to differ materially from the results expressed or implied by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that principal payment rates may change, that mortgage-backed securities or mortgage loans may not be available for purchase on favorable terms, that borrowings to finance the purchase of assets may not be available on favorable terms, that Luminent may not be able to maintain its dividend or the yield on its common stock, that Luminent may not be able to maintain its qualification as a REIT for federal income tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, that Luminent’s strategy of purchasing mortgage loans for securitization may not continue to be successful and that Luminent’s strategies may not be effective, including portfolio management and hedging strategies and strategy to protect net interest spreads. Luminent’s filings with the Securities and Exchange Commission contain a more complete description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or financial condition may differ materially from the results, performance or financial condition contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

LUMINENT MORTGAGE CAPITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2006	2005
(in thousands, except share and per share amounts)

Assets:
Cash and cash equivalents	$6,763	$11,466
Restricted cash	47	794
Mortgage-backed securities available-for-sale, at fair value	80,321	219,148
Mortgage-backed securities available-for-sale, pledged as collateral, at fair value	1,886,274	4,140,455
Loans held-for-investment, net of allowance for loan losses of $1,525 at June 30, 2006	3,545,196	507,177
Interest receivable	23,955	21,543
Principal receivable	1,697	13,645
Derivatives, at fair value	18,440	10,720
Other assets	16,512	8,523

Total assets	$5,579,205	$4,933,471

Liabilities:
Repurchase agreements	$2,308,232	$3,928,505
Mortgage-backed notes	2,709,646	486,302
Warehouse lending facilities	874	—
Unsettled security purchases	53,181	—
Junior subordinated notes	92,788	92,788
Margin debt	—	3,548
Cash distributions payable	7,823	1,218
Accrued interest expense	9,596	21,123
Management compensation payable, incentive compensation payable and other related party liabilities	1,870	1,282
Accounts payable and accrued expenses	2,694	2,384

Total liabilities	5,186,704	4,537,150

Stockholders’ Equity:

Preferred stock, par value $0.001:
10,000,000 shares authorized; no shares issued and outstanding at June 30, 2006 and December 31, 2005	—	—

Common stock, par value $0.001:
100,000,000 shares authorized; 39,065,245 and 40,587,245 shares issued and
outstanding at June 30, 2006 and December 31, 2005, respectively	39	41
Additional paid-in capital	498,084	511,941
Accumulated other comprehensive income (loss)	(8,431)	7,076
Accumulated distributions in excess of accumulated earnings	(97,191)	(122,737)

Total stockholders’ equity	392,501	396,321

Total liabilities and stockholders’ equity	$5,579,205	$4,933,471

LUMINENT MORTGAGE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005
(in thousands, except share and per share amounts)

Net interest income:

Interest income:
Spread portfolio	$19,845	$42,002	$50,810	$84,315
Mortgage loan and securitization portfolio	45,398	—	68,009	—
Credit sensitive bond portfolio	9,667	461	17,683	663

Total interest income	74,910	42,463	136,502	84,978

Interest expense	53,513	32,098	99,484	52,637

Net interest income	21,397	10,365	37,018	32,341

Other income (expenses):
Other income (expense)	7,052	(899)	15,168	(899)
Impairment losses on mortgage-backed securities	(462)	—	(2,179)	—
Gains (losses) on sales of mortgage-backed securities	(1,240)	—	823	—

Total other income (expenses)	5,350	(899)	13,812	(899)

Expenses:
Management compensation expense to related party	712	1,082	1,425	2,180
Incentive compensation expense to related parties	142	403	240	873
Salaries and benefits	2,018	648	4,441	856
Servicing expense	2,538	—	4,020	—
Provision for loan losses	1,525	—	1,525	—
Professional services	471	514	1,093	1,076
Board of directors expense	95	116	208	235
Insurance expense	146	137	287	275
Custody expense	75	143	187	194
Other general and administrative expenses	820	249	1,409	610

Total expenses	8,542	3,292	14,835	6,299

Income before income taxes	$18,205	$6,174	$35,995	$25,143

Income taxes	641	—	652	—

Net income	$17,564	$6,174	$35,343	$25,143

Net income per share – basic	$0.45	$0.16	$0.90	$0.67

Net income per share – diluted	$0.45	$0.16	$0.90	$0.67

Weighted-average number of shares outstanding – basic	38,609,963	38,176,274	39,060,284	37,694,382

Weighted-average number of shares outstanding – diluted	38,834,435	38,351,238	39,337,203	37,780,366

Dividend per share	$0.20	$0.27	$0.25	$0.63

LUMINENT MORTGAGE CAPITAL, INC.

ADDITIONAL FINANCIAL INFORMATION

(Unaudited)

REIT taxable net income is calculated according to the requirements of the Internal Revenue Code, rather than GAAP. We believe that REIT taxable net income is an important measure of our financial performance because REIT taxable net income, and not GAAP net income, is the basis upon which we make our cash distributions that enable us to maintain our REIT status. The following table reconciles our GAAP net income to our REIT taxable net income for the six months ended June 30, 2006 and June 30, 2005 (in thousands, except share and per share amounts):

	For the Six Months Ended June 30, 2006			For the Six Months Ended June 30, 2005
		Adjustments to GAAP	REIT Taxable		Adjustments to GAAP	REIT Taxable
	GAAP Statement of	Statement of	Statement of	GAAP Statement of	Statement of	Statement of
	Operations	Operations	Operations	Operations	Operations	Operations
Net Interest Income:

Interest Income:
Spread portfolio	$50,810	$(7,225)	$43,585	$84,315	$—	$84,315
Mortgage loan and securitization portfolio	68,009	(41,147)	26,862	—	—	—
Credit sensitive bond portfolio	17,683	(52)	17,631	663	—	663

Total interest income	136,502	(48,424)	88,078	84,978	—	84,978

Interest expense	99,484	(40,789)	58,695	52,637	2,986	55,623

Net interest income	37,018	(7,635)	29,383	32,341	(2,986)	29,355

Other Income (expense):
Other income (expense)	15,168	(15,371)	(203)	(899)	899	—
Impairment losses on mortgage-backed securities	(2,179)	2,179	—	—	—	—
Gains on sales of mortgage-backed securities	823	(823)	—	—	—	—

Total other income (expense)	13,812	(14,015)	(203)	(899)	899	—

Expenses:
Management compensation expense to related party	1,425	(181)	1,244	2,180	—	2,180
Incentive compensation expense to related parties	240	219	459	873	(573)	300
Salaries and benefits	4,441	(463)	3,978	856	(138)	718
Servicing expense	4,020	(3,105)	915	—	—	—
Provision for loan losses	1,525	(1,525)	—	—	—	—
Professional services	1,093	(127)	966	1,076	—	1,076
Board of directors expense	208	—	208	235	—	235
Insurance expense	287	—	287	275	—	275
Custody expense	187	(9)	178	194	—	194
Other general and administrative expenses	1,409	(130)	1,279	610	329	939

Total expenses	14,835	(5,321)	9,514	6,299	(382)	5,917

Income before taxes	$35,995	$(16,329)	$19,666	$25,143	$(1,705)	$23,438
Income taxes	652	(561)	91	—	—	—

Net income	$35,343	$(15,768)	$19,575	$25,143	$(1,705)	$23,438

Net income per share — basic	$0.90			$0.67

Net income per share — diluted	$0.90			$0.67

Weighted-average number of shares outstanding – basic	39,060,284			37,694,382

Weighted-average number of shares outstanding – diluted	39,337,203			37,780,366

REIT taxable net income per share			$0.50			$0.58

Actual shares outstanding on dividend record date			39,065,245			40,151,117

LUMINENT MORTGAGE CAPITAL, INC.

ADDITIONAL FINANCIAL INFORMATION

(Unaudited)

We believe that these presentations of our REIT taxable net income are useful to investors because they are directly related to the distributions we make in order to retain our REIT status. REIT taxable net income entails certain limitations, and, by itself, is an incomplete measure of our financial performance over any period. As a result, our REIT taxable net income should be considered in addition to, and not as a substitute for, our GAAP-based net income as a measure of our financial performance.